UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EATON VANCE NEXTSHARES TRUST II                     ______________________________________________________________

(Exact Name of Registrant as Specified in this Charter)

Massachusetts

__________(see next page)__________

       (State of Incorporation or Organization)

        (I.R.S. Employer Identification No.)

                 Two International Place

   Boston, Massachusetts

  02110

       (Address of Principal Executive Offices)

(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  [  ]

Securities Act registration statement file number to which this form relates: 333-197734

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Shares of Beneficial Interest, No Par Value	The NASDAQ Stock Market LLC

 Securities to be registered pursuant to Section 12(g) of the Act:

None

____________________

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the separate series (“Fund”) of Eaton Vance NextShares Trust II (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 5 to the Trust’s Registration Statement under the Securities Act of 1933 (Commission File No.333-197734) and Amendment No. 5 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File No.811-22983), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.  The Trust’s Registration Statement was declared effective by the Securities and Exchange Commission on December 11, 2015.

The Funds to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number
Eaton Vance Bond NextShares	47-3360114
Eaton Vance High Income Opportunities NextShares	47-5312570
Eaton Vance Government Obligations NextShares	47-5332289
Eaton Vance National Municipal Income NextShares	81-1135734
Eaton Vance High Yield Municipal Income NextShares	81-1135983
Eaton Vance Global Macro Absolute Return NextShares	47-5344113
Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond NextShares	81-1096763
Eaton Vance Floating Rate & High Income NextShares	47-5473538

Item 2:  Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized this 19th day of January, 2016.

EATON VANCE NEXTSHARES TRUST II

By: /s/ Maureen A. Gemma

     Name:  Maureen A. Gemma

     Title:     Secretary